                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Ryan's Family Steak Houses, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Janet J. Gleitz
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                          POST OFFICE BOX 100 (29652)
                             GREER, SOUTH CAROLINA

                                 April 3, 2001

To Our Shareholders:

     We cordially invite you to attend the Annual Meeting of Shareholders of Ryan's Family Steak Houses, Inc. on Wednesday, May 2, 2001. The meeting will begin at 11:00 a.m. at the Greenville/Spartanburg Airport Marriott in Greenville, South Carolina.

     The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

     THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT. TO ENSURE PROPER REPRESENTATION OF YOUR SHARES AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will ensure that your vote will be counted if you are unable to attend.

                                           Sincerely,

                                           /s/ JANET J. GLEITZ

                                           Janet J. Gleitz
                                           Secretary

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                          POST OFFICE BOX 100 (29652)
                             GREER, SOUTH CAROLINA

           ---------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2001

           ---------------------------------------------------------

To Our Shareholders:

     Ryan's Family Steak Houses, Inc. will hold its Annual Meeting of Shareholders at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Wednesday, May 2, 2001, at 11:00 a.m. for the following purposes:

          (1) To elect seven (7) directors to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified;

          (2) To consider and vote on a proposal to ratify the appointment of KPMG LLP as independent auditors for Ryan's for the current fiscal year; and

          (3) To transact any other business properly presented at the meeting or any adjournment.

     If you were a shareholder of record at the close of business on March 7, 2001, you may vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ JANET J. GLEITZ

                                          Janet J. Gleitz
                                          Secretary

April 3, 2001
Greer, South Carolina

     A PROXY CARD IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED, POSTAGE-PAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU RETURN YOUR SIGNED PROXY CARD, YOU RETAIN YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING.

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                          POST OFFICE BOX 100 (29652)
                             GREER, SOUTH CAROLINA
                                 (864) 879-1000

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

     The Board of Directors of Ryan's Family Steak Houses, Inc. is furnishing this Proxy Statement in connection with the solicitation of proxies to be voted at our Annual Meeting of Shareholders to be held at 11:00 a.m. on Wednesday, May 2, 2001, at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina. The approximate mailing date of this Proxy Statement is April 3, 2001.

     Shareholders of record at the close of business on March 7, 2001, are entitled to notice of and to vote at the Annual Meeting. On that date, 31,105,000 shares of Ryan's Common Stock, $1.00 par value per share, were outstanding. Holders of Common Stock are entitled to one vote for each share held of record on March 7, 2001, on all matters properly presented at the Annual Meeting or any adjournment.

     If you give a proxy, you may revoke it at any time before it is exercised by:

     - submitting a written notice of revocation (dated later than the Proxy
       Card) to the Secretary at or before the Annual Meeting;

     - submitting another proxy that is properly signed and later dated; or

     - voting in person at the meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

     Unless you decide to vote your shares in person, you may revoke your prior proxy by delivering a notice to the Secretary of Ryan's at the Annual Meeting or prior to the Annual Meeting to one of the above addresses, Attention: Janet J. Gleitz.

     Unless you revoke your proxy by following the above instructions, your proxy will be voted as you specify. Unless you specify otherwise, all shares represented by a proxy that is received by our transfer agent will be voted FOR the proposal to elect as directors of Ryan's the nominees named in this Proxy Statement, FOR the proposal to ratify the appointment of KPMG LLP as independent auditors for Ryan's for the current fiscal year, and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting and any and all adjournments and on matters incident to the conduct of the meeting.

     An automated system administered by Ryan's transfer agent tabulates the votes. Our bylaws require the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock at March 7, 2001, to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are each included in determining the number of shares present and able to vote. Each is tabulated separately. In connection with the election of directors and the proposal to ratify the appointment of KPMG LLP as independent auditors, abstentions and broker non-votes are not counted.

     Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Ratification of the appointment of KPMG LLP as independent auditors will require that of the shares present at the Annual Meeting in person or by proxy, there be more positive votes than negative votes.

                             ELECTION OF DIRECTORS
                             (ITEM #1 ON THE PROXY)

     The following seven persons are nominees for election at the Annual Meeting as directors to serve until our next annual meeting or until their successors are duly elected and qualified: Charles D. Way, G. Edwin McCranie, Barry L. Edwards, James M. Shoemaker, Jr., Harold K. Roberts, Jr., James D. Cockman, and Brian S. MacKenzie. Unless you indicate otherwise, the persons named in the enclosed proxy intend to nominate and vote for these nominees.

     Management believes that all of the nominees will be available and able to serve as directors, but if any nominee is not available or able to serve, the Common Stock represented by the proxies will be voted for the substitute the Board of Directors designates.

     The following table lists for each nominee for director the name, age, principal occupation, years of service as a director, and Common Stock beneficially owned as of March 7, 2001.

                                                                                                      PERCENT OF
                                                                                      AGGREGATE      OUTSTANDING
                                                                                      NUMBER OF     REPRESENTED BY
                                                                                        SHARES        AGGREGATE
                                                                                     BENEFICIALLY       NUMBER
                                                                                     OWNED AS OF      OF SHARES
                                                                          DIRECTOR     MARCH 7,      BENEFICIALLY
              NAME                AGE         PRINCIPAL OCCUPATION         SINCE       2001(5)         OWNED(6)
              ----                ---         --------------------        --------   ------------   --------------
Charles D. Way(1)(2)............  48    President and Chief Executive       1981       417,570(7)        1.3%
                                          Officer of Ryan's
G. Edwin McCranie(2)............  52    Executive Vice President of         1991       189,531           0.6%
                                        Ryan's
Barry L. Edwards(3)(4)..........  53    Executive Vice President and        1982        65,731           0.2%
                                        Chief Financial Officer. F.Y.I.,
                                          Incorporated
James M. Shoemaker, Jr.(2)(4)...  68    Member, Wyche, Burgess, Freeman     1982        78,235(8)        0.3%
                                          & Parham, P.A.
Harold K. Roberts,                50    President and Chief Executive       1988        55,000           0.2%
  Jr.(1)(3)(4)..................          Officer, Statewide Title, Inc.
James D. Cockman(1)(2)..........  68    Investor                            1993        42,000           0.1%
Brian S. MacKenzie(2)(3)........  49    Chief Operating Officer, Samling    1993        44,000(9)        0.1%
                                          Strategic Corporation SDN BHD
                                        Chief Executive Officer, Paper
                                          Space, Inc.

---------------

(1) Member of the Nominating Committee. The Nominating Committee met once during fiscal 2000 to recommend members of the Board. Ryan's Nominating Committee will consider nominees to the Board recommended by shareholders of Ryan's for the 2002 Annual Meeting of Shareholders. See "Proposals of Shareholders".
(2) Member of the Long-Range Planning Committee. The committee met once during fiscal 2000 to provide long-term direction for Ryan's.
(3) Member of the Compensation and Stock Option Committee. The Committee met twice during fiscal 2000 to review and submit to the Board recommendations respecting the salary, bonus and option grants under Ryan's 1998 Stock Option Plan to our executive officers and key employees.
(4) Member of the Audit Committee. The Audit Committee met with representatives of Ryan's independent auditors once during fiscal 2000 to review the scope and results of their audit.
(5) Includes 310,000 shares for Mr. Way, 168,000 shares for Mr. McCranie, 50,000 shares for Mr. Edwards, 50,000 shares for Mr. Shoemaker, 50,000 shares for Mr. Roberts, 40,000 shares for Mr. Cockman and 40,000 shares for Mr. MacKenzie that may be acquired within 60 days of March 7, 2001, through the exercise of stock options.
(6) Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, we have computed percentages of total outstanding shares assuming that shares that can be acquired within 60 days of

    March 7, 2001, upon the exercise of options by a given person are outstanding, but shares others may similarly acquire are not outstanding.
(7) Mr. Way's wife owns 10,380 of these shares. Mr. Way may be deemed to share voting and investment power regarding these shares.
(8) Mr. Shoemaker's wife owns 2,000 of these shares. Mr. Shoemaker may be deemed to share voting and investment power regarding these shares.
(9) A trust for the benefit of Mr. MacKenzie's minor child holds 500 of these shares.

     The Board met five times during fiscal 2000. All directors attended personally or by telephone all meetings of the Board and committees on which they served.

BUSINESS EXPERIENCE OF NOMINEES FOR DIRECTOR

     Charles D. Way became the Chairman of the Board of Ryan's in October 1992. Mr. Way became President and Chief Executive Officer of Ryan's in October 1989. From June 1988 to October 1989, he served as President. From May 1986 to June 1988, he served as Executive Vice President, Treasurer and Secretary. From January 1981 through April 1986, he served as Vice President-Finance, Treasurer and Secretary. Mr. Way joined Ryan's in June 1979 as Controller. Mr. Way is also a director of World Acceptance Corporation.

     G. Edwin McCranie was promoted to Executive Vice President of Ryan's in January 1995. From November 1991 to December 1994, he served as Executive Vice President-Purchasing. From January 1989 to October 1991, he served as Vice President-Purchasing. Mr. McCranie joined Ryan's in 1986 and served as Director of Purchasing until 1989.

     Barry L. Edwards has served as Executive Vice President and Chief Financial Officer of F.Y.I. Incorporated, a provider of document and information outsourcing services, since August 2000. He served as Executive Vice President and Chief Financial Officer of AMRESCO, Inc., an asset management company, from November 1994 to March 2000. He served as Vice President and Treasurer of The Liberty Corporation, engaged primarily in the life insurance business, from 1979 to November 1994.

     James M. Shoemaker, Jr. has been an attorney with Wyche, Burgess, Freeman & Parham, P.A., the law firm that is general counsel to Ryan's, since 1965. Mr. Shoemaker also is a director of Palmetto Bancshares, Inc., One Price Clothing Stores, Inc., and Span-America Medical Systems, Inc.

     Harold K. Roberts, Jr. has served as President and Chief Executive Officer of Statewide Title, Inc., a real estate title insurance agency, since 1989. Mr. Roberts was a partner in the firm of Roberts and Morgan, certified public accountants, from October 1989 until December 1996.

     James D. Cockman is a private investor. From 1989 until 1992, he served as Chairman of the Sara Lee Food Service Division of Sara Lee Corp., which engages in the business of processing and distributing food products. In addition, Mr. Cockman was Chief Executive Officer of several Sara Lee operating companies for 17 years prior to 1989.

     Brian S. MacKenzie has served as Chief Operating Officer of Samling Strategic Corporation SDN BHD, a forest products manufacturing company, since October 1999 and as Chief Executive Officer of Paper Space, Inc., a distribution company, since June 2000. He served as Chief Operating Officer of New Hope Communications, Inc., a publishing company, from December 1998 to October 1999. He served as President and Chief Executive Officer of Builder Marts of America, Inc. ("Builder Marts") from October 1993 to August 1998. From May 1991 to October 1993, he served as Builder Marts' President and Chief Operating Officer after serving as President of its Building Materials Retail Division from July 1990 to May 1991. Builder Marts is a wholesale distributor of building materials and supplies.

COMPENSATION OF DIRECTORS

     During 2000, Ryan's paid to directors who were not officers of the company an annual retainer of $20,000, plus $1,000 for each Board meeting attended and $500 for each committee meeting attended.

Under this arrangement, directors were paid as follows during fiscal 2000: Mr. Cockman, $25,250; Mr. Edwards, $25,500; Mr. MacKenzie, $25,750; Mr. Roberts, $26,250; and Mr. Shoemaker, $25,250. Directors who are also officers received no payments for attending Board or committee meetings.

     In addition, Ryan's grants to directors who are not officers of the company options for 5,000 shares each of Common Stock in January of each year. Accordingly, on January 31, 2000 and January 31, 2001, Ryan's granted options for 5,000 shares of Common Stock to each of Messrs. Edwards, Shoemaker, Roberts, Cockman and MacKenzie. The options granted on January 31, 2000 had an exercise price of $8.94 per share (the per share market value on the date of grant), were immediately exercisable and expire on January 31, 2010. The options granted on January 31, 2001, had an exercise price of $9.25 per share (the per share market value on the date of grant), were immediately exercisable and expire on January 31, 2011.

VOTE REQUIRED TO ELECT DIRECTORS

     Directors will be elected by a plurality of votes cast at the Annual Meeting. Shareholders do not have a right to cumulate their votes for directors. Abstentions and broker non-votes are not counted in determining the votes cast for directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE LISTED IN THIS PROXY STATEMENT.

                   CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

     To the extent known to Ryan's, the only persons or groups that beneficially owned 5% or more of the outstanding shares of the Common Stock of Ryan's as of March 7, 2001 are shown in the following table:

                                                                 AMOUNT OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP     CLASS
------------------------------------                        --------------------   ----------
Private Capital Management, Inc.(1).......................       5,139,899(1)        16.5%
  3003 Tamiami Trail North
  Naples, FL 34103
Dimensional Fund Advisors Inc.(2).........................       2,480,300(2)         8.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------

(1) Private Capital Management, Inc. ("PCMI") reported on February 14, 2001 that it has shared voting and dispositive power as to 5,139,899 shares of Common Stock. Bruce S. Sherman, Chairman of PCMI, has sole voting and dispositive power as to 55,000 shares of Common Stock and shared voting and dispositive power as to 5,144,899 shares of Common Stock held by PCMI on behalf of its clients. Gregg J. Powers, President of PCMI, has shared voting and dispositive power as to 5,139,899 shares of Common Stock held by PCMI on behalf of its clients.
(2) Dimensional Fund Advisors Inc. ("Dimensional") reported on February 2, 2001 that it serves as investment adviser or manager to certain investment companies, trusts and accounts (the "Funds") and as such has sole voting and sole dispositive power for all of the shares of Common Stock shown in the table. All shares of Common Stock shown in the table above are owned by the Funds, no one of which to the knowledge of Dimensional owns more than 5% of Ryan's Common Stock. Dimensional disclaims beneficial ownership of all these shares.

                               EXECUTIVE OFFICERS

     The following table provides the name, age, position with Ryan's, years of service as an officer of Ryan's and Common Stock beneficially owned as of March 7, 2001, by each executive officer of Ryan's and all executive officers and directors as a group. Our executive officers are appointed by and serve at the pleasure of the Board of Directors.

                                                                                         PERCENT OF
                                                                  AGGREGATE NUMBER       OUTSTANDING
                                                                     OF SHARES         REPRESENTED BY
                                                        COMPANY     BENEFICIALLY     AGGREGATE NUMBER OF
                                   COMPANY OFFICES      OFFICER     OWNED AS OF      SHARES BENEFICIALLY
NAME                     AGE       CURRENTLY HELD        SINCE    MARCH 7, 2001(1)        OWNED(2)
----                     ---   -----------------------  -------   ----------------   -------------------
Charles D. Way.........  48    Chairman of the Board,    1981          417,570(3)            1.3%
                                 President and Chief
                                 Executive Officer
G. Edwin McCranie......  52    Executive Vice            1989          189,531               0.6%
                               President and Director
Fred T. Grant, Jr......  45    Senior Vice               1990          128,865               0.4%
                               President -- Finance,
                                 Treasurer and
                                 Assistant Secretary
Alan E. Shaw...........  42    Senior Vice               1990          141,200               0.5%
                               President -- Operations
Janet J. Gleitz........  58    Secretary                 1988           38,100(4)            0.1%
Morgan A. Graham.......  64    Vice President --         1991          116,185               0.4%
                                 Construction
James R. Hart..........  53    Vice President -- Human   1988          119,101               0.4%
                                 Resources
Ilene T. Turbow........  50    Vice President --         1995           46,162               0.1%
                                 Marketing
All executive officers
  and directors as a
  group (13 persons)...                                              1,481,680               4.6%

---------------

(1) Includes 310,000 shares for Mr. Way, 168,000 shares for Mr. McCranie, 34,500 shares for Ms. Gleitz, 110,000 shares for Mr. Graham, 121,200 shares for Mr. Grant, 113,824 shares for Mr. Hart, 132,200 shares for Mr. Shaw, 41,490 shares for Ms. Turbow, and 1,261,214 shares for all executive officers and directors as a group that may be acquired within 60 days of March 7, 2001, through the exercise of stock options.
(2) Under Rule 13d-3 of the Exchange Act, we have computed percentages of total outstanding shares assuming that shares that can be acquired within 60 days of March 7, 2001, upon the exercise of options by a given person or group are outstanding, but shares others may similarly acquire are not outstanding.
(3) Mr. Way's wife owns 10,380 of these shares. Mr. Way may be deemed to share voting and investment power regarding these shares.
(4) The pension plan of Acro International Inc., a company owned by Ms. Gleitz's husband, holds 2,500 of these shares.

     In 1996, Ryan's implemented a policy to encourage executive officers to own more of our Common Stock, which would more closely align the personal financial interests of executive officers with shareholders' interests. The policy provides that over 13 years, the value of an executive officer's Common Stock ownership should increase so that by the end of 2008 the value of an individual's stock holdings equals 100% of his or her base salary. If an executive officer does not meet a year's target ownership value, up to one-half of any bonus payable to that officer for that year will be paid in Ryan's Common Stock.

BACKGROUND OF EXECUTIVE OFFICERS

     Below is a summary of the backgrounds of Ryan's executive officers who are not also directors of Ryan's.

     Fred T. Grant, Jr., a certified public accountant, joined Ryan's in January 1990 as Director of Finance. He served in that position until April 1990, when he became Vice President-Finance. Mr. Grant served as Vice President-Finance, Treasurer and Assistant Secretary from January 1994 to November 2000, when he was named Senior Vice President-Finance, Treasurer and Assistant Treasurer.

     Alan E. Shaw joined Ryan's in 1979 and served as a store manager until being promoted to Supervisor in 1982, in which position he served until 1984. From 1984 through 1989, he served as Assistant Director of Operations and Regional Director of Operations prior to his promotion to Regional Vice President-Operations in January 1990. Mr. Shaw served as Vice President-Operations from November 1991 to December 2000, when he became Senior Vice President-Operations.

     Janet J. Gleitz joined Ryan's in 1981 and served as Corporate Relations Administrator until June 1988, when she became Secretary.

     Morgan A. Graham has been Vice President-Construction since November 1991. After joining Ryan's in July 1987 as a Construction Superintendent, he served in several construction-related positions, including Project Manager, Architectural Coordinator, Procurement Manager and Director of Construction, until assuming his present position.

     James R. Hart joined Ryan's in 1979 and served as a store manager until September 1983. From that time, he served as Director of Human Resources until April 1988, when he became Vice President-Human Resources.

     Ilene T. Turbow joined Ryan's in April 1993 as Director of Marketing. She served in that position until August 1995, when she became Vice
President-Marketing. Prior to joining Ryan's, Ms. Turbow was General Manager with Kaminsky's from 1992 to 1993, where she was responsible for store operations of a prototype restaurant concept. From 1985 to 1992, she was Vice President with Dawson Foodservice, Inc., a foodservice marketing firm.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows for the fiscal years 2000, 1999 and 1998 the cash compensation paid by Ryan's and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other executive officers with the highest total salaries and bonuses in 2000 (collectively the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                     ----------------------
                                                                             AWARDS
                                            ANNUAL COMPENSATION      ----------------------
NAME AND                     FISCAL      -------------------------         SECURITIES              ALL OTHER
PRINCIPAL POSITION            YEAR       SALARY ($)   BONUS ($)(1)   UNDERLYING OPTIONS (#)   COMPENSATION ($)(2)
------------------         -----------   ----------   ------------   ----------------------   -------------------
Charles D. Way...........     2000        364,914        73,000              40,000                 71,553(3)
  Chairman of the Board,      1999        349,338       308,000              40,000                 39,047
  President and Chief         1998        309,530       285,480              80,000                 33,586
  Executive Officer
G. Edwin McCranie........     2000        205,972        48,307              25,000                 41,758(4)
  Executive Vice
     President                1999        193,693       154,133              25,000                 31,890
                              1998        170,155       137,183              50,000                 30,691
Fred T. Grant, Jr........     2000        182,991        42,914              20,000                 34,985(5)
  Senior Vice
     President --             1999        171,895       136,654              20,000                 29,341
  Finance, Treasurer and      1998        158,537       127,764              40,000                 27,556
  Assistant Secretary
Alan E. Shaw.............     2000        204,972        74,950              22,500                 46,149(6)
  Senior Vice
     President --             1999        192,857       153,000              22,500                 33,484
  Operations                  1998        177,364       137,000              45,000                 29,198
James R. Hart............     2000        147,010        29,547              15,000                 43,827(7)
  Vice President --           1999        136,972        93,297              15,000                 37,498
  Human Resources             1998        127,249        87,750              15,000                 29,260

---------------

(1) All bonus amounts, except for those earned by Mr. Shaw, were earned during the indicated fiscal year and paid during the subsequent year. Mr. Shaw's bonuses are paid quarterly.
(2) The components of "All Other Compensation" described below may include the following: (a) premiums Ryan's pays under its split-dollar life insurance coverage on the life of a participating executive officer for a period of ten years. Under the insurance plan, Ryan's must be repaid the aggregate amount of the premiums, without interest, at the earlier of the executive's death or termination of his employment; (b) deposits under the deferred compensation plan, a nonqualified plan that commenced in 1999 and provides benefits payable to officers and certain key executives or their designated beneficiaries at specified future dates or upon the termination of employment or death. Participants in the plan have the opportunity to (y) defer up to 100% of their compensation in excess of the Social Security wage base and (z) receive a matching contribution comparable to Ryan's 401(k) Plan without the restrictions and limitations in the Internal Revenue Code of 1986, as amended. Participant deferrals and Ryan's match are deposited each month in participant-owned insurance contracts that give each participant the opportunity to select various investment options. The return on these underlying investments determines the amount of earnings credit. Participants' contributions vest immediately, and Ryan's matching contributions vest after six years of employment, including prior service; and (c) the costs of equivalent term insurance related to a "key man" life insurance plan for officers and other key executives that provides for a death benefit equal to

    $5,997,000 for Mr. Way, $5,298,000 for Mr. McCranie, $1,482,000 for Mr.
    Grant, $5,850,000 for Mr. Shaw and $926,000 for Mr. Hart.
(3) "All Other Compensation" for Mr. Way includes Ryan's contributions of $1,646 to the 401(k) Plan to match a portion of the 2000 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Way made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $4,840 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; a premium payment of $2,428 for disability insurance; Ryan's estimate of the imputed benefit of $23,876 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. Way's life in the policy amount of $1,859,000; Company contributions to Ryan's deferred compensation plan, amounting to $34,959; $1,637 for the cost of equivalent term insurance related to the key man insurance plan described in Footnote 2 above; and a payment of $2,017 for the estimated personal income taxes resulting from the split-dollar and key man insurance plans described in Footnote 2 above.
(4) "All Other Compensation" for Mr. McCranie includes Ryan's contributions of $1,646 to the 401(k) Plan to match a portion of the 2000 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. McCranie made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $4,840 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan's estimate of the imputed benefit of $24,043 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. McCranie's life in the policy amount of $1,695,000; Company contributions to Ryan's deferred compensation plan, amounting to $6,698; $2,092 for the cost of equivalent term insurance related to the key man insurance plan described in Footnote 2 above; and a payment of $2,289 for the estimated personal income taxes resulting from the split-dollar and key man insurance plans described in Footnote 2 above.
(5) "All Other Compensation" for Mr. Grant includes Ryan's contributions of $1,646 to the 401(k) Plan to match a portion of the 2000 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Grant made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $4,840 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan's estimate of the imputed benefit of $21,405 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. Grant's life in the policy amount of $1,675,000; Company contributions to Ryan's deferred compensation plan, amounting to $5,888; $342 for the cost of equivalent term insurance related to the key man insurance plan described in Footnote 2 above; and a payment of $714 for the estimated personal income taxes resulting from the split-dollar and key man insurance plans described in Footnote 2 above.
(6) "All Other Compensation" for Mr. Shaw includes Ryan's contributions of $1,646 to the 401(k) Plan to match a portion of the 2000 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Shaw made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $4,840 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan's estimate of the imputed benefit of $29,531 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. Shaw's life in the policy amount of $1,782,000; Company contributions to Ryan's deferred compensation plan, amounting to $7,705; $1,081 for the cost of equivalent term insurance related to the key man insurance plan described in Footnote 2 above; and a payment of $1,196 for the estimated personal income taxes resulting from the split-dollar and key man insurance plans described in Footnote 2 above.
(7) "All Other Compensation" for Mr. Hart includes Ryan's contributions of $1,646 to the 401(k) Plan to match a portion of the 2000 pre-tax elective deferral contributions (included under Salary and Bonus) Mr. Hart made to the Plan; estimated imputed premium amounts (based on prior claims history, past administrative charges and estimated medical inflation rates) of $4,840 for health insurance providing a level of coverage not otherwise available under Ryan's standard health plan; premium payments of $150 for an additional $100,000 in life insurance above the coverage available to salaried employees generally; Ryan's estimate of the imputed benefit of $26,362 of split-dollar life insurance coverage (including the value of the term insurance portion) purchased by Ryan's on Mr. Hart's life in the policy amount of $1,623,000; Company contributions to Ryan's deferred compensation plan, amounting to $9,588; $365 for the cost of equivalent term insurance related to the key man insurance plan described in Footnote 2 above; and a payment of $876 for the income taxes resulting from the split-dollar and key man insurance plans described in Footnote 2 above.

SUMMARY OF OPTION GRANTS, OPTION EXERCISES AND HOLDINGS

     The following table illustrates the value of the stock options granted to the Named Executive Officers during fiscal 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
---------------------------------------------------------------------------------                 MARKET PRICE
                                              % OF TOTAL                                          REQUIRED TO
                                 NUMBER OF      OPTIONS                                             REALIZE
                                SECURITIES    GRANTED TO                                           GRANT DATE
                                UNDERLYING     EMPLOYEES    EXERCISE                GRANT DATE      PRESENT
                                  OPTIONS       IN 2000      PRICE     EXPIRATION     PRESENT        VALUE
NAME                            GRANTED(#)    FISCAL YEAR    ($/SH)       DATE      VALUE($)(1)    ($/SH)(2)
----                            -----------   -----------   --------   ----------   -----------   ------------
Charles D. Way................    40,000(3)       5.1%        7.625    10/16/2010     136,400        11.04
G. Edwin McCranie.............    25,000(3)       3.2%        7.625    10/16/2010      85,250        11.04
Fred T. Grant, Jr.............    20,000(3)       2.5%        7.625    10/16/2010      68,200        11.04
Alan E. Shaw..................    22,500(3)       2.8%        7.625    10/16/2010      76,725        11.04
James R. Hart.................    15,000(3)       1.9%        7.625    10/16/2010      51,150        11.04

---------------

(1) In accordance with Securities and Exchange Commission ("SEC") rules, we calculated the dollar amounts under this column using the Black-Scholes based option valuation model. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of 0.29, a 0% dividend yield, a 7-year holding term prior to exercise, and a risk-free rate of return of 5.82%, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. We made no adjustment for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise.
(2) In order to obtain the Grant Date Present Value shown, the market price of the Common Stock would need to be $11.04 in present value terms.
(3) Except for options representing 13,000 shares, these options became exercisable in full on October 16, 2000. The options representing 13,000 shares became exercisable in full on January 1, 2001.

     The following table shows option exercises, the unexercised options held as of the end of fiscal 2000 and the value of unexercised options for each Named Executive Officer.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                   NUMBER OF SECURITIES
                                                                        UNDERLYING        VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS        IN-THE-MONEY
                                           SHARES                     AT 2000 FISCAL         OPTIONS AT 2000
                                          ACQUIRED                     YEAR-END (#)       FISCAL YEAR-END($)(2)
                                             ON         VALUE      --------------------   ---------------------
                                          EXERCISE   REALIZED(1)       EXERCISABLE/           EXERCISABLE/
NAME                                        (#)          ($)          UNEXERCISABLE           UNEXERCISABLE
----                                      --------   -----------   --------------------   ---------------------
Charles D. Way(3).......................        0            0       327,000/13,000          479,471/25,194
G. Edwin McCranie.......................   20,000       63,750       155,000/13,000          205,690/25,194
Fred T. Grant, Jr.(4)...................    3,500        5,250       109,200/13,000          112,447/25,194
Alan E. Shaw(5).........................    1,800        2,498       128,200/13,000          145,936/25,194
James R. Hart(6)........................      250          467       100,824/13,000          134,022/25,194

---------------

(1) The value realized of exercised options is the product of (a) the excess of the per share fair market value of the Common Stock on the date of exercise over the per share option exercise price, multiplied by (b) the number of shares acquired upon exercise.
(2) We calculated the value of unexercised in-the-money options for each officer as follows: (a) market price of the Common Stock as of January 3, 2001, times (b) the number of shares covered by such in-the-money options held by such officer minus the product of the exercise price with respect to such options and the number of shares covered by such options.
(3) Mr. Way exercised options covering 30,000 shares on February 26, 2001. To comply with SEC rules, we will report this exercise in our proxy statement for the 2002 annual meeting.
(4) Mr. Grant exercised options covering 1,000 shares on February 5, 2001. To comply with SEC rules, we will report this exercise in our proxy statement for the 2002 annual meeting.
(5) Mr. Shaw exercised options covering 9,000 shares on February 16, 2001. To comply with SEC rules, we will report this exercise in our proxy statement for the 2002 annual meeting.
(6) Mr. Hart exercised options covering 6,000 shares on February 23, 2001. To comply with SEC rules, we will report this exercise in our proxy statement for the 2002 annual meeting.

DEFERRED COMPENSATION -- SALARY CONTINUATION AGREEMENT

     Ryan's is party to a Deferred Compensation -- Salary Continuation Agreement with Mr. Charles Way. The agreement provides for cash payments of $60,000 per year for each of the 20 years following Mr. Way's retirement, death or total disability, with retirement age set at 55. These benefits began vesting 10% per annum in 1987 and are now fully vested. The total deferred compensation liability as of December 31, 2000 relating to this agreement was $318,266. An aggregate of $23,575 of deferred compensation was accrued under this agreement for the benefit of Mr. Way during fiscal 2000. Ryan's is the owner and beneficiary of a life insurance policy on the life of Mr. Way. We expect that the cost of benefits under this arrangement will be recovered through a combination of general corporate funds and the cash surrender value of the insurance policy.

EXECUTIVE EMPLOYMENT AGREEMENTS

     In February 2001, each of Messrs. Way, McCranie, Grant and Hart (each an "Executive") entered into an Employment, Noncompetition and Severance Agreement with Ryan's Family Steak Houses TLC, Inc. ("Ryan's TLC"), a wholly-owned subsidiary of Ryan's. The annual salary is $375,000 for Mr. Way, $221,000 for Mr. McCranie, $195,000 for Mr. Grant and $156,000 for Mr. Hart. All salaries are subject to annual review by Ryan's Board of Directors. In addition to annual salary, the agreement provides for participation in Ryan's TLC's Executive Bonus Plan, discretionary stock option grants and other executive-level benefits.

     Each agreement contains an "evergreen" term provision so that, until an Executive is 60 years old, the term of the agreement runs for the next two-year period. Either Ryan's TLC or the Executive may cause the term to become fixed to a two-year term from the date of notice. At age 60, the term converts to a five-year period, with the agreement expiring at age 65.

     The agreement also contains noncompetition provisions. Each Executive is prohibited from hiring current and certain former Ryan's employees and from working for a competing restaurant business for a period of two years following termination of employment at Ryan's.

     Each Executive is also eligible for severance payments resulting from certain termination circumstances. Severance payments, when applicable, shall be based on the sum of Executive's most recent annual salary and the average of the most recent three years of bonus payments (this sum is referred to hereafter as "Annual Compensation"). If an Executive is terminated by Ryan's for reasons other than "cause" (or for "cause" after a change of control, as defined in the agreement), the severance payment shall be equal to one times Annual Compensation or, for termination without cause after a change of control, two times Annual Compensation. "Cause" includes material criminal fraud, material dereliction of duties, intentional material damage to Ryan's TLC's property or business, commission of a material felony or repeated failure to carry out the Board's or the CEO's reasonable directions. Following a change of control, an "involuntary termination" by the Executive results in a severance payment equal to two times Annual Compensation, while a voluntary termination by the Executive after a change of control results in a severance payment equal to one times Annual Compensation. "Involuntary termination" is defined as a termination by the Executive following a change of control due to a change in the Executive's position, authority or duties, change in the agreement's terms or status (including the rolling two-year termination date), reduction in compensation or benefits, forced relocation outside the Greenville metropolitan area or significant increase in travel requirements. In addition, termination by the Executive due to a material breach of the agreement by Ryan's TLC (after notice and a cure period) results in a severance payment equal to two times Annual Compensation. All other termination circumstances do not result in any severance payment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Ryan's directors, executive officers, and greater-than-10% stockholders to file reports with the SEC and NASDAQ on changes in their beneficial ownership of Ryan's Common Stock and to provide us with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2000.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors periodically submits to the Board recommendations respecting the salary, bonus and other compensation to be provided to Ryan's executive officers and grants options for shares of Ryan's Common Stock to our executive officers and employees. The Committee is composed entirely of independent, nonemployee directors who have not served as officers of Ryan's and have no interlocking relationships, as defined by the Securities and Exchange Commission. The Committee provides the following report.

EXECUTIVE OFFICER COMPENSATION

     The Committee attempts to act on the shareholders' behalf in establishing executive compensation programs, for our shareholders ultimately bear the cost of these programs. Ryan's adopts and administers its executive compensation policies and specific executive compensation programs in accordance with that objective. The Committee annually reviews Ryan's corporate performance and that of its executive officers to determine appropriate compensation. The Committee seeks to achieve a balance between our need to attract and retain qualified and motivated executives, on the one hand, and maximizing our operating performance, on the other.

     The Committee's executive compensation philosophy is to set compensation levels in its discretion that provide for compensation opportunities that reflect company and individual performances. Ryan's current executive compensation structure consists of base salary, incentive cash bonuses and stock options.

     Over the years, the Committee has attempted to set executive officer cash compensation amounts at levels somewhat lower than levels that the Committee believes prevail within the restaurant industry, and has complemented these cash amounts with significant stock option grants.

     The Committee adjusted the salaries for all executive officers except Mr. Way in 2000 based upon the recommendations of Mr. Way. Mr. Way considered factors that were generally subjective, such as his perception of individual performance and the level of individual responsibility. Mr. Way recommended increases in the base salaries of executive officers ranging from 5% to 12%. The Committee determined that these increases were appropriate to compensate executive officers for the increased level of responsibility associated with the increase in Ryan's size.

     The Committee generally grants stock options on an annual basis at an exercise price equal to the stock market price at the time of grant. The grants provide Ryan's executive officers and key employees with an equity ownership opportunity in Ryan's and with incentives to maximize shareholder value. The Committee can grant stock options at its discretion and is not required to award grants within any given 12-month period. In October 2000, the Committee made an option grant to each executive officer shown in the table titled "Option Grants in Last Fiscal Year." In determining the size of any stock option grant, the Committee considers the following qualitative factors: the Committee's perception of Ryan's overall performance; the individual's performance; the potential effect that the individual's future performance may have on Ryan's; and the number of options previously granted to the individual. The Committee gave each of these factors approximately equal weight.

     During 2000, Alan Shaw, Vice President-Operations, was paid quarterly bonuses based on four factors: same-store sales comparisons; net earnings per share compared to the immediately preceding year; customer service as reported through a "hidden shopper" program; and various other subjective considerations, including management turnover, team work and creativity. The first two factors were given a combined weight of approximately 80%. The Committee considered each of these factors and awarded bonuses to Mr. Shaw as noted in the Summary Compensation Table.

     During 2000 the Committee continued an Executive Bonus Plan to provide additional incentives to its other executive officers. The bonus plan covers eight of Ryan's nine executive officers. Alan Shaw participates in the plan described above. Pursuant to the plan, each year the Committee establishes a percentage of each participating executive's annual base salary, ranging from 20%-40%, as a target bonus amount. The executive is eligible to receive this bonus amount, or a portion or multiple thereof, if the executive meets or exceeds objectives set by the Committee.

     In the case of all executive officers other than Charles Way and Alan Shaw, the receipt of the target bonus was based upon the achievement of Company objectives related to increase in same-store sales, increase in net earnings per share, and subjective departmental and personal objectives. The Committee weighted each of these factors approximately equally in setting the target bonus. Ryan's performance during 2000 was below targeted levels for same-store sales and at targeted levels for net earnings per share. In reviewing net earnings per share, the Committee also considered the impact of the 53-week reporting period for 2000 compared to the 52-week reporting period for 1999. Based on management's estimate, the 53rd week of 2000 added approximately $.05 to 2000's net earnings per share. When combined with performance of departmental and personal objectives, bonus payouts were generally 30% less than targeted levels.

     In the case of Mr. Way, the receipt of his entire target bonus was based upon the achievement of Company objectives related to increase in same-store sales and increase in net earnings per share. The Committee weighted each of these factors approximately equally in setting the target bonus. Ryan's performance during 2000 was below targeted levels for same-store sales and at targeted levels for net earnings per share. In reviewing net earnings per share, the Committee also considered the impact of the 53-week reporting period for 2000 compared to the 52-week reporting period for 1999. Based on management's estimate, the 53rd week of 2000 added approximately $.05 to 2000's net earnings per share. Accordingly, Mr. Way's bonus payout was 50% less than the targeted level. In early 2001, the Committee considered each of these objectives and awarded bonuses as noted in the Summary Compensation Table in accordance with the Bonus Plan.

     The Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid (including income on exercised stock option grants) to top executive officers in excess of $1 million per person. The Committee intends to administer Ryan's executive compensation programs in such a way that anticipated compensation to executive officers will be fully deductible under the Internal Revenue Code, including submitting plans for shareholder approval where necessary and determining compensation on an objective basis where necessary.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Way joined Ryan's in 1979, has served as its President and Chief Executive Officer since 1989, and became Chairman of the Board in 1992. In setting Mr. Way's compensation, the Committee tends to set a relatively low base salary for an individual with Mr. Way's responsibilities and emphasize stock option grants as a component of his overall compensation package. The Committee believes that this approach to Mr. Way's compensation has resulted in an appropriate alignment of his long-term rewards from Ryan's with the interests of shareholders.

     During 2000, the Committee adjusted Mr. Way's base salary upward by approximately 4%. In making this adjustment, the Committee considered subjective factors including the perception of the committee as to Mr. Way's overall performance and objective factors such as the increase in Ryan's earnings per share, operating margins, and return on equity. Each of these factors was given approximately equal weight. In addition, Mr. Way received a bonus of $73,000 pursuant to the bonus plan described above because of Ryan's attainment of its net earnings per share objectives.

     In addition, in October 2000, the Committee granted Mr. Way options with respect to 40,000 shares of Common Stock. In determining the size of this grant, the Committee considered the following qualitative factors: the Committee's perception of Ryan's overall performance; Mr. Way's performance; the potential effect of his future performance on Ryan's; and the number of options previously granted to him. Each of these factors was given approximately equal weight. At fiscal 2000 year-end, the value of Mr. Way's outstanding exercisable in-the-money stock options was $479,471 as compared to $561,450 at the end of 1999, a decrease of 14.6%. The Stock Option Committee believes that the stock options provide Mr. Way with appropriate incentives to promote long-term shareholder value.

COMPENSATION AND STOCK OPTION COMMITTEE

     Brian S. MacKenzie, Chairman
     Barry L. Edwards
     Harold K. Roberts, Jr.

     THE FOLLOWING REPORT DOES NOT CONSTITUTE SOLICITING MATERIAL AND IS NOT CONSIDERED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY RYAN'S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, UNLESS WE EXPRESSLY STATE OTHERWISE.

                         REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has adopted a written charter for the Audit Committee (the "Committee"), a copy of which is attached to this proxy statement as Appendix A. The Committee is comprised of three non-employee directors, all of whom are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

     In carrying out its responsibilities, the Committee has:

     - Reviewed and discussed the audited financial statements for the year ended January 3, 2001, with Ryan's management and the independent auditors.

     - Discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standard No. 61, Communication with Audit Committees.

     - Received from the independent auditors written disclosures regarding auditor independence and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the auditors their independence from Ryan's and its management.

     Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in Ryan's Annual Report on Form 10-K for the year ended January 3, 2001, for filing with the Securities and Exchange Commission.

     All members of the Audit Committee concur in this report.

     Barry L. Edwards, Chairman
     James M. Shoemaker, Jr.
     Harold K. Roberts, Jr.

                               PERFORMANCE GRAPH

     Below is a line graph comparing the cumulative, total shareholder return on the Common Stock of Ryan's for the last five fiscal years with the cumulative total returns of the NASDAQ Market Index and a peer group consisting of all publicly traded companies whose SIC code is 5812, the code for eating restaurants, over the same period (assuming a $100 initial investment and dividend reinvestment). If you are a shareholder of record on March 7, 2001, we will promptly furnish to you without charge the identity of the companies included in the peer group. You may send requests to Ryan's, Post Office Box 100, Greer, South Carolina 29652; Attention: Shareholder Relations.

     Note: The stock price performance shown on the graph below does not necessarily indicate future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                    AMONG RYAN'S FAMILY STEAK HOUSES, INC.,
              NASDAQ MARKET INDEX AND SIC RESTAURANT INDEX FOR THE
             FIVE-YEAR PERIOD ENDED JANUARY 3, 2001 (YEAR-END 2000)

                                                   RYAN'S FAMILY STEAK
                                                      HOUSES, INC.            SIC RESTAURANT INDEX         NASDAQ MARKET INDEX
                                                   -------------------        --------------------         -------------------
1/3/1996                                                 100.00                      100.00                      100.00
12/31/1996                                                93.22                      104.83                      124.27
12/31/1997                                               116.10                      110.34                      152.00
12/30/1998                                               169.49                      149.07                      214.39
12/29/1999                                               114.41                      141.80                      378.12
1/3/2001                                                 129.67                      135.03                      237.66

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM #2 ON THE PROXY)

     The Board has appointed KPMG LLP, independent certified public accountants, as auditors for Ryan's for the current fiscal year and to examine and report to shareholders on the financial statements as of and for the year ending January 2, 2002, and has requested that shareholders ratify the appointment. Representatives of KPMG LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. KPMG LLP has acted for Ryan's in this capacity since 1981, and neither the firm nor any of its members has any relation with Ryan's except in the firm's capacity as auditors and tax advisors.

AUDIT FEES

     The aggregate fees billed for professional services rendered for the audit of Ryan's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in Ryan's Forms 10-Q for that fiscal year were $58,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed for professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the most recent fiscal year.

ALL OTHER FEES

     The aggregate fees billed for all professional services rendered by KPMG LLP for the most recent fiscal year other than those described in the prior two paragraphs were approximately $156,000. The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG LLP's independence.

VOTE REQUIRED

     Ratification of the appointment of KPMG LLP as independent auditors will require that, of the shares present at the Annual Meeting in person or by proxy, there be more positive votes than negative votes. Abstentions and broker non-votes will not be counted.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

                            SOLICITATION OF PROXIES

     Ryan's will pay for soliciting proxies. Officers and other regular employees of Ryan's may solicit proxies by telephone, telegram or personal interview for no additional compensation. Ryan's has engaged W. F. Doring & Company to solicit proxies and distribute materials to brokerage houses, banks, custodians, nominees and fiduciaries for a fee of approximately $10,000. Ryan's will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to shareholders.

                           PROPOSALS OF SHAREHOLDERS

     Any shareholder who wishes to present a proposal at our 2002 Annual Meeting of Shareholders and have his or her proposal included in the proxy statement and proxy card relating to that meeting must deliver such proposal to Ryan's no later than November 30, 2001. The proposal must comply with the rules of the SEC relating to shareholder proposals. Shareholders desiring to make a recommendation to the Nominating Committee of the Board of Directors should submit the name(s) and business background(s) of the proposed nominee(s) for the Board by no later than November 30, 2001. With respect to a shareholder proposal for the 2002 Annual Meeting of Shareholders that is not intended to be included in the proxy materials relating to the meeting, the proposal must be received by Ryan's by forty-five (45) days prior to the shareholders meeting at which the proposal is to be presented. After that date, the proposal will not be considered timely. Shareholders may send their proposals to Ryan's, Attention: Janet J. Gleitz, Post Office Box 100, Greer, South Carolina 29652.

                             FINANCIAL INFORMATION

     OUR 2000 ANNUAL REPORT IS ENCLOSED. WE WILL PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF MARCH 7, 2001, WHO REQUESTS IN WRITING, A COPY OF OUR 2000 ANNUAL REPORT OR THE 2000 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IF ANY, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY DIRECT REQUESTS TO RYAN'S FAMILY STEAK HOUSES, INC., 405 LANCASTER AVENUE, GREER, SOUTH CAROLINA 29650, OR POST OFFICE BOX 100, GREER, SOUTH CAROLINA 29652, ATTENTION:
JANET J. GLEITZ, SECRETARY. REQUESTS CAN ALSO BE MADE THROUGH OUR WEBSITE AT WWW.RYANSINC.COM.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, management was not aware that any business not described above would be presented for consideration at the Annual Meeting. If any other business properly comes before the meeting, the shares represented by proxies will be voted according to the best judgment of the person voting them.

                                          By Order of the Board of Directors,

                                          /s/ JANET J. GLEITZ

                                          Janet J. Gleitz
                                          Secretary

Greer, South Carolina
April 3, 2001

                      [This Page Intentionally Left Blank]

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                        RYAN'S FAMILY STEAK HOUSES, INC.

I. AUDIT COMMITTEE PURPOSE

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

- Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

- Monitor the independence and performance of the Company's independent auditors and internal auditing department.

- Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

- Make periodic reports to the Board of Directors regarding the Committee's performance of its responsibilities and duties and other matters that, in the Committee's opinion, require the Board's attention.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

        Audit Committee members shall meet the requirements of The NASDAQ Stock Market. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. The Board may also invite any number of Ryan's team members to the Audit Committee as non-voting, "ex-officio" members.

        Audit Committee members shall be appointed by the Board. If the Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least twice annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the Director of the Internal Audit department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee's Chair or another Committee member designated by the Chair should be available during independent auditors' quarterly reviews and year-end audit to review significant findings based upon the auditors' limited review or audit procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

    Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations.

2. Review the Company's annual audited financial statements. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Internal Audit department together with management's responses.

4. Review the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. This review should be held with the Company's management and independent auditors and include, at a minimum, a discussion of any significant changes to the Company's accounting principles. The Chair of the Committee or another Committee member designated by the Chair may represent the entire Audit Committee for purposes of this review. The Company's Chief Executive Officer or Chief Financial Officer may represent Company management for purposes of this review.

    Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

7. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

8. If requested by either the Company's management or the independent auditors, discuss the results of the year-end audit with the independent auditors prior to releasing earnings. This review should include, at a minimum, a discussion of any significant changes to the Company's accounting principles. The Chair of the Committee or another Committee member designated by the Chair may represent the entire Audit Committee for purposes of this review.

9. Discuss those matters with the independent auditors required to be communicated to audit committees in accordance with AICPA SAS 61 at least annually or more (if so requested by the independent auditors).

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

    Internal Audit Department and Legal Compliance

11. Review the plan, changes in plan, activities, organizational structure, and qualifications of the Internal Audit department, as needed.

12. Review the appointment, performance, and replacement of the senior internal audit executive.

13. Review any reports prepared by the Internal Audit department indicating errors or irregularities amounting to $50,000 or greater together with management's response and follow-up to these reports.

14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

    Other Audit Committee Responsibilities

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

16. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

    Other Optional Charter Disclosures

18. Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

19. Periodically perform self-assessment of audit committee performance.

20. Review financial and accounting personnel succession planning within the Company.

21. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

|X|   PLEASE MARK VOTE AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BELOW-LISTED PROPOSAL.

1)    Elect as directors the seven                         With-       For All
      nominees listed below to serve until      For        hold        Except
      the Annual Meeting of Shareholders        [ ]         [ ]          [ ]
      in the year 2002 and until their
      successors are elected and qualified:

CHARLES D. WAY, G. EDWIN MCCRANIE, BARRY L. EDWARDS, JAMES M. SHOEMAKER, JR., HAROLD K. ROBERTS, JR., JAMES D. COCKMAN, BRIAN S. MACKENZIE

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S NAME FROM THE LIST ABOVE.

2) Ratify the appointment of KPMG LLP as independent auditors for the Company for the current fiscal year: [ ] For [ ] Against [ ] Abstain

                                                --------------------------------
PLEASE SIGN AND DATE THIS PROXY CARD.           Date
--------------------------------------------------------------------------------

Shareholder sign here                           Co-owner sign here
--------------------------------------------------------------------------------

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

In its discretion, the proxy is authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments thereof and on matters incident to the conduct of the meeting.

If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Mark box at right if you plan to attend the Annual Meeting.       [ ]

Mark box at right if comments or address change has been          [ ]
noted on the reverse side of this card.

RECORD DATE SHARES:                  [print number here]

[shareholder name here]

[shareholder address here]



DETACH CARD

                        RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                           POST OFFICE BOX 100 (29652)
                              GREER, SOUTH CAROLINA

Dear Shareholder:

YOUR VOTE IS IMPORTANT, AND YOU ARE STRONGLY ENCOURAGED TO EXERCISE YOUR RIGHT TO VOTE YOUR SHARES. ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

Thank you in advance for your prompt consideration.

Sincerely,


Ryan's Family Steak Houses, Inc.

Revocable Proxy         RYAN'S FAMILY STEAK HOUSES, INC.
                          405 LANCASTER AVENUE (29650)
                           POST OFFICE BOX 100 (29652)
                              GREER, SOUTH CAROLINA

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Ryan's Family Steak Houses, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints Charles D. Way and G. Edwin McCranie and either of them, the attorney or attorneys or proxy or proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of the Company that the undersigned shall be entitled to vote, at the 2001 Annual Meeting of Shareholders of the Company, to be held at the Greenville/Spartanburg Airport Marriott, Greenville, South Carolina, on Wednesday, May 2, 2001, at 11:00 a.m. local time, and at any and all adjournments thereof, as set forth on the reverse side.

The undersigned may elect to withdraw this proxy card at any time prior to its use by (i) submitting a written notice of revocation (dated later than this proxy card) to the Secretary of the Company at or before the Annual Meeting,
(ii) submitting another proxy that is properly signed and dated later than this proxy card, or (iii) voting in person at the meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

Receipt of the Notice of the Meeting, the accompanying Proxy Statement and the Annual Report to Shareholders is hereby acknowledged.

--------------------------------------------------------------------------------
      PLEASE COMPLETE, DATE, SIGN ON THE REVERSE SIDE, AND RETURN PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?  If so, print new address below:

__________________________________________________________
__________________________________________________________
__________________________________________________________


DO YOU HAVE ANY COMMENTS?

__________________________________________________________
__________________________________________________________
__________________________________________________________